 Exhibit 1.1

SMITH & NEPHEW PLC
Debt Securities
UNDERWRITING AGREEMENT

March 13, 2024

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States of America

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States of America

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States of America

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

United States of America

as representatives of the several Underwriters named in Schedule I to the Pricing Agreement (as defined below)

Ladies and Gentlemen:

Smith & Nephew plc, a company organized under the laws of England and Wales (the “Company”), proposes to enter into a Pricing Agreement (“Pricing Agreement”), substantially in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein), certain of its debt securities (the “Securities”) specified in Schedule II to the Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of the Designated Securities shall be as specified in the Pricing Agreement and pursuant to the Indenture, dated as of October 14, 2020, as amended or supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”).

This underwriting agreement (the “Agreement”) supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any Underwriter, with respect to the subject matter hereof.

1.	Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., Mizuho Securities USA LLC and SG Americas Securities, LLC will act as representatives (the “Representatives”). The term “Representatives” also refers to the firm(s) acting as Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. The Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify the terms of such Designated Securities. The Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic or electronic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)	The registration statement on Form F-3 (Registration No. 333-277815) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any amendments thereto filed prior to the date of the Pricing Agreement, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, became effective on filing with the Commission in such form; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the Pricing Agreement, is hereafter called the “Basic Prospectus”; any preliminary prospectus relating to the Designated Securities (including any preliminary prospectus supplement) included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), being hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, at the time such parts became effective, but excluding Form T-1 and including any prospectus supplement relating to the Designated Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective being hereinafter called the “Registration Statement”; “Applicable Time” is the time specified as such in the Pricing Agreement; “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendments or amendments thereto became or becomes effective; any reference herein to the Basic Prospectus, any Preliminary Prospectus or the Prospectus (as defined below) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Basic Prospectus, any Preliminary Prospectus or Prospectus, as the case may be, and any post-effective amendments to the Registration Statement; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Basic Prospectus, any Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Basic Prospectus, any Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date of the Registration Statement that is incorporated by reference in the Registration Statement; the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing, is hereinafter called the “Prospectus”; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and no order preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package (as defined below) together with any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Designated Securities (an “Issuer Free Writing Prospectus”) has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(b)	The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to such Securities; and no such documents will have been filed with the Commission following the Commission’s close of business on the business day immediately prior to the date of the Pricing Agreement and prior to the execution of the Pricing Agreement, except as set forth on Schedule III to the Pricing Agreement;

(c)	The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; the Registration Statement and any amendment thereto do not and will not, as of the applicable Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; and the Prospectus and any amendment or supplement thereto do not and will not, as of its date and as of the Time of Delivery (as defined below), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Registration Statement or the Prospectus as amended or supplemented relating to such Securities or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act;

(d)	The (i) Basic Prospectus, the Preliminary Prospectus, if any, used most recently prior to the Applicable Time, as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof as of the Applicable Time and listed on Schedule IV to the Pricing Agreement together with the Issuer Free Writing Prospectus listed in Schedule III (if any) to the Pricing Agreement and any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package (collectively, the “Pricing Disclosure Package”) and (ii) each electronic road show, if any, when taken together as a whole with the Pricing Disclosure Package, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III (if any) to the Pricing Agreement and each Free Writing Prospectus listed on Schedule VI to the Pricing Agreement will not conflict with the information contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, if any, used most recently prior to the Applicable Time or the Prospectus; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in any such Issuer Free Writing Prospectus or the Pricing Disclosure Package or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act;

(e)	Each of the Company and its Significant Subsidiaries (as defined in Regulation S-X under the Exchange Act) has been duly incorporated and is validly existing under the law of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company is not, and at the time of the Pricing Agreement, will not be an “ineligible issuer,” as defined in Rule 405 under the Act;

(f)	The Designated Securities have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; each of this Agreement, the Pricing Agreement and the Indenture has been or will be duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability; the Indenture has been duly qualified under the Trust Indenture Act; and the Designated Securities conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented;

(g)	The issue and sale of the Designated Securities and the compliance by the Company with the Indenture, this Agreement and the Pricing Agreement relating to the Designated Securities and the consummation by the Company of the transactions contemplated herein and therein will not contravene (i) any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company is a party or by which the Company is bound (collectively, “Agreements and Instruments”), or (ii) the memorandum or articles of association of the Company (the “Charter”), or (iii) any statute of the United States or the United Kingdom or any political subdivision thereof, or any order, rule or regulation known to the Company of any court or of any governmental agency or body in the United States or the United Kingdom or any political subdivision thereof (collectively, “Governmental Requirements”), except in the case of clause (i) above for such contraventions which would not, singly or in the aggregate, (A) affect the validity or binding nature of the Designated Securities or (B) have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as a whole (clauses (A) and (B) together, a “Material Adverse Effect”); the Company is not in violation of (i) any Agreements and Instruments, or (ii) its Charter, or (iii) any Governmental Requirements, except for such violations as would not, singly or in the aggregate, have a Material Adverse Effect;

(h)	No consent, approval, authorization, order, registration or qualification of or with any court or any governmental agency or body described in (g) above is required for the issue and sale of the Designated Securities by the Company in the manner contemplated herein or the consummation of the other transactions contemplated by this Agreement, the Pricing Agreement or the Indenture except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Designated Securities;

(i)	The Company is not, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(j)	KPMG LLP, which has audited the financial statements of the Company and its subsidiaries and the Company’s internal controls over financial reporting as specified under the heading “Experts” in the Registration Statement, the Pricing Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Act and the applicable rules and regulations of the Commission thereunder;

(k)	The financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards as adopted by the European Union (“IFRS-EU”) and International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”) applied on a consistent basis throughout the periods involved. IFRS-EU differs in certain respects from IFRS-IASB, however, the differences have no impact for the periods specified. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the

Act, the Exchange Act or the rules and regulations of the Commission thereunder. All disclosures contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act, to the extent applicable, in all material respects;

(l)	The Company maintains a system of internal controls over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS-EU, IFRS-IASB or applicable local generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the end of the Company’s most recent audited fiscal year, there was (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that is designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure;

(m)	Since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material adverse change in the consolidated shareholders’ equity or consolidated long-term debt of the Company and its subsidiaries taken as a whole, or any material adverse change, or any development reasonably likely to result in a prospective material adverse change in or affecting the financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as a whole, otherwise than as set forth therein;

(n)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with, in all material respects, applicable financial recordkeeping and reporting requirements, money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), insofar as they apply, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(o)	None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any sanctions administered by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions that broadly prohibits dealings with that country or territory (each, a “Sanctioned Country”); and the Company will not directly or, knowingly, indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country (except, in the case of (i) or (ii), to the extent permissible for a person required to comply with Sanctions) or (iii) in any other manner that will result in a violation by any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise of Sanctions. It is acknowledged and agreed that the representations and warranties in this paragraph (o) are only sought and given to the extent that to do so would not result in a violation of, or conflict with, any provision of Council Regulation (EC) No 2271/96 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended, or any related or associated blocking or anti-boycott law or regulation implemented in the United Kingdom;

(p)	For the past five years, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation in any material respect by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”), the U.K. Criminal Finances Act 2017 (the “Criminal Finances Act”) or any other applicable anti-bribery or anti-corruption law or regulation; the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act, the Criminal Finances Act and such other applicable laws and regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects;

(q)	Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described and there are no statutes or regulations that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described;

(r)	The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, or invalidity or inadequacy, could, singly or in the aggregate have a Material Adverse Effect;

(s)	The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, result in a Material Adverse Effect;

(t)	To the best of the Company’s knowledge, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries have been notified of, and have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards;

(u)	Assuming the Designated Securities are listed on a recognised stock exchange (as defined in Section 1005 of the United Kingdom Income Tax Act 2007 (the “ITA”)) at the relevant time, all payments of principal, premium, if any, and interest on the Designated Securities may be made free and clear of and without withholding taxes or deduction on account of taxes in the United Kingdom; no stamp or other issuance or transfer taxes or similar duties are payable by or on behalf of the Underwriters in the United Kingdom (or to any political subdivision thereof) in connection with the initial issuance, initial sale and delivery of the Designated Securities in the manner contemplated herein (provided that no election is made by DTC (as defined below) or any other relevant clearance service under section 97A of the Finance Act 1986).

3.	Upon the execution of the Pricing Agreement and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4.	Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, against payment by such Underwriter or on its behalf of the purchase price therefor in same day funds, payable to the order of the Company in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities. The Securities will be delivered by the Company to the Representatives in the form of one or more global Securities, representing all of the Securities, which will be registered in the name of a nominee for The Depository Trust Company (“DTC”) and deposited on behalf of the Underwriters with Cede & Co. as custodian for DTC, for credit to the respective participant accounts of the Underwriters unless otherwise directed by you. Such global Securities will be made available for checking at least twenty-four hours prior to the Time of Delivery.

5.	The Company agrees with each of the Underwriters of any Designated Securities:

(a)	To prepare in consultation with the Representatives the Prospectus, as amended and supplemented in relation to the applicable Designated Securities, in a form approved by the Representatives, which approval the Representatives agree they will not unreasonably withhold, and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement, the Pricing Disclosure Package or Prospectus (as each may have been amended or supplemented) after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery without prior consultation with the Representatives for such Designated Securities; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; if requested by the Representatives prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the Designated Securities, in a form substantially as set forth in Schedule V to the Pricing Agreement and which shall be attached to the Pricing Agreement and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b)	Promptly from time to time to use its reasonable best efforts to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel to the Underwriters) in connection with such qualification and in connection with the determination of the eligibility of such Securities for investment under the laws of such jurisdictions as the Representatives may designate and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action which would subject it to service of process in suits in any jurisdiction or subject it to taxation in any jurisdiction other than those arising out of the offering or sale of the Designated Securities in such jurisdiction;

(c)	To furnish the Underwriters, without charge, with a copy of the Registration Statement, with copies of the Prospectus as amended or supplemented, including the exhibits and materials, if any, incorporated by reference therein, in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, if any Underwriter is required to deliver a prospectus in connection with sales of any of the Designated Securities at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)	To make generally available to the Company’s security holders and to the Representatives as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act); and

(e)	During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the completion of the distribution of such Designated Securities, as notified to the Company by the Representatives, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Time of Delivery and which are denominated in U.S. dollars and substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(f)	To pay on behalf of the Underwriters (on an after-tax basis) the amount of all stamp, issue, registration, documentary and other similar taxes payable in the United Kingdom upon or in connection with the creation, issue, offering and initial resale of the Designated Securities in the manner contemplated herein and the execution and delivery of this Agreement and to reimburse the Underwriters (on an after-tax basis, including any interest or penalties) the amount of all stamp, issue, registration, documentary and other similar taxes paid by the Underwriters in any jurisdiction upon or in connection with the creation, issue, offering and initial resale of the Designated Securities and the execution and delivery of this Agreement and the Company agrees to indemnify the Underwriters against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal and other advisory fees (and any value added tax thereon)) which the Underwriters may incur as a result of or arising out of or in relation to any failure to pay or delay in paying any of the same.

(g)	To use its reasonable best efforts to list the Designated Securities, and ensure the Designated Securities remain listed, on the New York Stock Exchange (or another “recognised stock exchange” as defined in Section 1005 of the ITA) (the “Relevant Stock Exchange”) as promptly as practicable, but, in any event, prior to the first interest payment date in relation to such Designated Securities.

(h)	To ensure that neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Designed Securities.

(i)	To cooperate with the Representatives and use its reasonable best efforts to permit the Designated Securities to be eligible for clearance and settlement through DTC.

6.	(a)	Each Underwriter represents and agrees that it shall not use, refer to or distribute any “free writing prospectus” (as defined in Rule 405 under the Act, a “Free Writing Prospectus”) except:

(i)	a Free Writing Prospectus that (1) is not an Issuer Free Writing Prospectus, and (2) contains only information describing the preliminary terms of the Securities or their offering or otherwise permitted under Rule 134 under the Act; and

(ii)	a Free Writing Prospectus as shall be agreed in writing with the Company that is not distributed, used or referenced by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (including any electronic road show) unless the Company consents to such dissemination and such Free Writing Prospectus is listed on Schedule VI to the Pricing Agreement; provided, however, that an Underwriters’ internal communications with its own sales force shall not be covered by this clause (ii).

(b)	Notwithstanding Section 6(a) above, the Company hereby agrees that the Underwriters may distribute to investors one or more Free Writing Prospectuses that contain only the final terms of the Designated Securities (including, for the avoidance of doubt, in the format of Bloomberg communications) substantially in the form set forth in Schedule V to the Pricing Agreement and that any such Free Writing Prospectus substantially in the form set forth in Schedule V to the Pricing Agreement will be filed by the Company in accordance with Rule 433(d) under the Act and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

(c)	The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectus included in Schedule III to the Pricing Agreement and the Free Writing Prospectus listed on Schedule VI to the Pricing Agreement. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus (including the final terms of the Designated Securities as set forth in Schedule V to the Pricing Agreement ) as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d)	The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.	The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) except as provided in the proviso contained in Section 5(c) hereof, the fees, disbursements and expenses of counsel and accountants of the Company in connection with the registration of the Designated Securities under the Act and the qualification of any indenture related to the Designated Securities under the Trust Indenture Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus and amendments and supplements thereto, the Pricing Disclosure Package and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Pricing Disclosure Package, the Indenture and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Designated Securities; (vi) the cost of preparing the Securities and of the delivery of the Designated Securities to the Underwriters, excluding any stamp, issue, registration, documentary or other similar taxes compensated for by Section 5(f); (vii) the costs and expenses relating to investor presentations on any “road show” (including NetRoadshows) undertaken in connection with the marketing of the Designated Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses; (viii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; (ix) the fees and expenses incurred in connection with listing of the Securities on the Relevant Stock Exchange; (x) except as provided in the proviso contained in Section 5(c) hereof all reasonable other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; and (xi) to the extent any of the aforementioned costs, fees and expenses are reimbursed to the Underwriters, such reimbursement shall be on an after-tax basis and include the amount of any applicable irrecoverable value added tax. It is understood, however, that, except as provided in this Section 7, Section 9 and Section 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on any resale, other than initial resale, of any of the Designated Securities by them, pro rata (based on the proportion that the principal amount of such Designated Securities set forth opposite each Underwriter’s name in Schedule I of the Pricing Agreement bears to the aggregate principal amount of Designated Securities set forth opposite the names of all Underwriters in Schedule I of the Pricing Agreement).

8.	The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all, of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The final term sheet contemplated by Section 5(a) hereof in relation to the applicable Designated Securities, and any other material required to be filed pursuant to Rule 433 under the Act in relation to the applicable Designated Securities shall have been filed within the applicable time period prescribed for such filings by Rule 433 under the Act and the Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no order suspending or preventing the use of the Basic Prospectus, any Preliminary Prospectus, any documents which are part of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)	Sidley Austin LLP, United States counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the validity of the Indenture, the Designated Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (such counsel being entitled to state that they have assumed that any document referred to in their opinion and executed by the Company has been duly authorized, executed and delivered pursuant to English law);

(c)	Davis Polk & Wardwell London LLP, English solicitors for the Company shall have furnished to the Representatives a written opinion, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives, substantially to the effect as set forth in Exhibit A hereto.

(d)	The Group General Counsel and Company Secretary of the Company shall have furnished to the Representatives a written opinion, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit B hereto.

(e)	Davis Polk & Wardwell London LLP, United States counsel for the Company, shall have furnished to the Representatives their written opinion and disclosure letter, dated the Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit C hereto.

(f)	On the date of the Pricing Agreement and at the Time of Delivery for such Designated Securities, KPMG LLP, the independent registered public accountants of the Company, which has audited the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement as specified under the heading “Experts” in the Registration Statement, shall have furnished to the Representatives a letter or letters, dated as of each such date and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus as amended or supplemented and as to such other matters as the Representatives may reasonably request; and

(g)	The Company shall have furnished or caused to be furnished to the Representatives a certificate or certificates, dated the Time of Delivery for the Designated Securities, of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company in this Agreement and the Pricing Agreement at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed prior to such Time of Delivery, and as to the matters set forth in Sections 8(a) and 12(i) hereof.

(h)	The Designated Securities shall have been rated Baa2 by Moody's Investor Services, Inc. (“Moody's”) and BBB+ by S&P Global Ratings, a division of S&P Global, Inc. (“S&P”).

9.	(a)	The Company agrees to indemnify and hold harmless each Underwriter from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (including without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any

Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, including the information in the final term sheet filed in accordance with Section 5(a) of this Agreement and any other prospectus relating to the Securities, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except to the extent that any such loss, claim, damage or liability arises out of or is based upon written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

(b)	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company to the same extent as the indemnity to each Underwriter set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus and any other prospectus relating to the Securities, or any amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company acknowledges that the only information which has been so provided by the Underwriters includes: (i) the names of the Underwriters at the bottom of the front and back cover pages of the Prospectus and (ii) the sixth, seventh and eighth paragraphs of text under the caption “Underwriting (Conflicts of Interest)” on pages S-26 and S-27 of the Prospectus relating to over-allotment, stabilization and penalty bids.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought or asserted against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others entitled to indemnification pursuant to this Section 9 that the indemnifying party may designate in such proceedings and shall pay the fees and expenses of such proceeding, as incurred. In any such proceeding, any indemnified person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (i) the indemnifying person and indemnified person shall have mutually agreed to the contrary; (ii) the indemnifying person has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified person; (iii) the indemnified person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying person; or (iv) the named parties in such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified person and representation of both parties by the same counsel would be inappropriate due to actually or potential differing interests between them. It is understood and agreed that the indemnifying person shall not, in connection with any suit, action or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter and any related indemnified person shall be designated in writing by the Representatives and any such separate firm for the Company and any other related indemnified person shall be designated in writing by the Company. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be any final judgment for the plaintiff, the indemnifying person agrees to indemnify each indemnified person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified person shall have requested that an indemnifying person reimburse the indemnified person for fees and expenses of counsel as contemplated by this paragraph, the indemnifying person shall be liable for any settlement of any proceeding affected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying person of such request and (ii) the indemnifying person shall not have reimbursed the indemnified person in accordance with such request prior to the date of such settlement. No indemnifying person shall, without the written consent of the indemnified person, effect any settlement of any pending or threatened claim in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement (x) includes an unconditional release of such indemnified person, in form and substance reasonably satisfactory to such indemnified person, from all liability arising out of such actions or claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of indemnified person.

(d)	To the extent that the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus as amended and supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to the Underwriters’ affiliates, directors and officers; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the

Company, the duly authorized representative of the Company in the United States, and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. To the extent any of the aforementioned costs, fees and expenses are reimbursed to the Underwriters or any related indemnified person, such reimbursement shall be on an after tax basis and include the amount of any applicable irrecoverable value added tax.

10.	(a)	If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of the Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, the duly authorized representative of the Company in the United States or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

12.	The Pricing Agreement shall be subject to termination in the absolute discretion of the Representatives, after consultation with the Company, if, since the respective dates as of which information is given in the Pricing Disclosure Package in the case of clause (i) below, or subsequent to the Applicable Time and prior to the Time of Delivery of the Designated Securities, in the case of clauses (ii) through (vii) below, (i) there shall have been a material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the business, properties or financial condition of the Company and its consolidated subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package; (ii) there shall have occurred a downgrading in the rating accorded to the Company’s senior debt securities by Moody’s or S&P or, in the event that the Company’s senior debt securities are not rated by either Moody’s or S&P, by another “nationally recognized statistical rating organization” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; (iii) such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other senior debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading); (iv) there shall have been a change or development involving a prospective change in United States or United Kingdom taxation affecting the Designated Securities or the imposition of exchange controls by the United States or the United Kingdom affecting the Designated Securities or the transfer thereof, otherwise than as set forth or contemplated in the Pricing Disclosure Package; (v) trading in any securities of the Company or trading in securities generally on the New York Stock Exchange or the London Stock Exchange or any other exchange where the Designated Securities are listed or intended to be listed shall have been suspended or materially limited; (vi) a general moratorium on commercial banking activities in the State of New York shall have been declared by either U.S. Federal or New York State authorities or a general moratorium on commercial banking activities in the United Kingdom shall have been declared by authorities in the United Kingdom; (vii) there shall have occurred the outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war; or (viii) there shall have occurred any change in financial markets or other national or international calamity or crisis of such magnitude and severity in its effect on the financial markets, as, in any such case described in clauses (i) through (viii) above, in the judgment of the Representatives, after consultation with the Company, to make it impracticable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus, as amended or supplemented relating to such Securities.

13.	If any Pricing Agreement shall be terminated by the Underwriters of the Designated Securities pursuant to clause (i) of Section 12 hereof or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Pricing Agreement, or if for any reason the Company shall be unable to perform its obligations under the Pricing Agreement, the Company will reimburse the Underwriters of such Securities for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the Designated Securities.

Notwithstanding the termination of any Pricing Agreement, the provisions of Section 9, Section 10 and Section 11 hereof shall remain in effect.

14.	In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission as directed in the Pricing Agreement ; and if to the Company shall be delivered or sent by mail, e-mail or facsimile transmission to its address set forth in the Registration Statement, Attention: Company Secretary, or such other address as the Company shall notify in writing to the Representatives; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) hereof shall be delivered or sent by mail, e-mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire, or e-mail constituting such questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15.	This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.	The Company acknowledges and agrees that (i) the purchase and sale of any Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as principal and not as an agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17, the following terms shall have the respective meanings set out below:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i)         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act, as amended and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended and the regulations promulgated thereunder.

18.	The Company agrees that any suit, action or proceeding arising out of or relating to this Agreement or the Pricing Agreement or the transactions contemplated hereby or thereby may be instituted in the courts of the State of New York in The City and County of New York and of the United States for the Southern District of New York, and waives to the fullest extent it may do so any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company hereby appoints Smith & Nephew Inc., 150 Minuteman Road, Andover, Massachusetts 01810 as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit, action or proceeding based on this Agreement or the Pricing Agreement which may be instituted in any such court by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or any person who controls any Underwriter. Such appointment shall be irrevocable so long as any of the Designated Securities remain outstanding unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment. The Company will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement or any Pricing Agreement may be instituted by any Underwriter against the Company in any competent court in the United Kingdom.

19.	Each reference in this Agreement and any Pricing Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligation of each party in respect of any amount due under this

Agreement or any Pricing Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the applicable party will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the applicable party not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20.	To the extent the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, to the fullest extent permitted by applicable law, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any Pricing Agreement.

21.	Time shall be of the essence of each Pricing Agreement. As used herein, the term “business day” shall mean any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or London, England are authorized or required by law, regulation or executive order to close.

22.	THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. EACH OF THE COMPANY AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PRICING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.	This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The exchange of copies of this Agreement and each Pricing Agreement and of the signature pages thereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) shall constitute effective execution and delivery of this Agreement and each Pricing Agreement for all purposes.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of March 13, 2024.

For and on behalf of SMITH & NEPHEW PLC

By:	/s/ Helen Barraclough
	Name:	Helen Barraclough
	Title:	Company Secretary

[Signature page to the Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
	Name:	Patrice Altongy
	Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Joseph Santaniello
	Name:	Joseph Santaniello
	Title:	Director

SG AMERICAS SECURITIES, LLC

By:	/s/ Andrew Menzies
	Name:	Andrew Menzies
	Title:	Global Head of DCM

For themselves and as Representatives of the several Underwriters.

[Signature page to the Underwriting Agreement]

ANNEX I

PRICING AGREEMENT

March 13, 2024

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States of America

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States of America

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States of America

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

United States of America

as representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Smith & Nephew plc (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated March 13, 2024, a copy of which is attached hereto as Annex A (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Notes”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Notes which are the subject of this Pricing Agreement.

Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., Mizuho Securities USA LLC and SG Americas Securities, LLC. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Notes pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Pricing Agreement. Schedule IV sets forth all documents that the Company and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheet prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 3:40 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission to you as the Representatives in care of: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States of America, Attention: Investment Grade Syndicate Desk, Tel: +1 (212) 834 4533, Fax: +1 (212) 834 6081; HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, United States of America, Attention: Transaction Management Group, Email: tmg.americas@us.hsbc.com; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, United States of America, Attention: Debt Capital Markets, Fax: + (212) 205 7812; and SG Americas Securities, LLC, 245 Park Avenue, New York, New York 10167, United States of America, Attention: High Grade Syndicate Desk, Tel: +1 (855) 881 2108, Email: us-glfi-syn-cap@sgcib.com; and if to the Company shall be delivered or sent by mail, e-mail or facsimile transmission to its address set forth in the Registration Statement, Attention: Company Secretary, or such other address as the Company shall notify in writing to the Representatives at their respective foregoing addresses; provided, however, that any notice to an Underwriter of Notes pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail, e-mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire, or e-mail constituting such questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof. The exchange of copies of this Agreement and of the signature pages hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) shall constitute effective execution and delivery of this Agreement for all purposes.

Very truly yours,
For and on behalf of SMITH & NEPHEW PLC

By:	/s/ Helen Barraclough
	Name:	Helen Barraclough
	Title:	Company Secretary

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
	Name:	Patrice Altongy
	Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Joseph Santaniello
	Name:	Joseph Santaniello
	Title:	Director

SG AMERICAS SECURITIES, LLC

By:	/s/ Andrew Menzies
	Name:	Andrew Menzies
	Title:	Global Head of DCM

For themselves and as Representatives of the several Underwriters.

Schedule I

Purchaser	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2034 Notes to be Purchased
J.P. Morgan Securities LLC	$61,250,000	$113,750,000
HSBC Securities (USA) Inc.	61,250,000	113,750,000
Mizuho Securities USA LLC	61,250,000	113,750,000
SG Americas Securities, LLC	61,250,000	113,750,000
BofA Securities, Inc.	24,500,000	45,500,000
Bank of China Limited, London Branch	24,500,000	45,500,000
BNP Paribas Securities Corp.	24,500,000	45,500,000
SMBC Nikko Securities America, Inc	24,500,000	45,500,000
R. Seelaus & Co., LLC	3,500,000	6,500,000
Siebert Williams Shank & Co., LLC	3,500,000	6,500,000
Total	$350,000,000	$650,000,000

I-1

Schedule II

Title of Notes:

5.150% Notes due 2027 (the “2027 Notes”)

5.400% Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes, the “Notes”)

Aggregate Principal Amount:

$350,000,000 principal amount of the 2027 Notes

$650,000,000 principal amount of the 2034 Notes

Price to Public:

99.893% of the principal amount of the 2027 Notes, plus accrued interest, if any, from March 20, 2024

99.695% of the principal amount of the 2034 Notes, plus accrued interest, if any, from March 20, 2024

Purchase Price by Underwriters:

99.443% of the principal amount of the 2027 Notes

99.245% of the principal amount of the 2034 Notes

Specified funds for payment of purchase price:

New York Clearing House funds

Indenture:

Indenture dated as of October 14, 2020 between the Company and The Bank of New York Mellon, London Branch

Maturity:

2027 Notes: March 20, 2027

2034 Notes: March 20, 2034

Interest Rate:

2027 Notes: 5.150% per annum

2034 Notes: 5.400% per annum

Interest Payment Dates:

Interest on the Notes will be paid semi-annually in arrears on March 20 and September 20 of each year, commencing September 20, 2024, to (and including) maturity

Redemption Provisions:

The Notes may be redeemed at any time at the Company’s option, in whole or in part, at the redemption prices described in the Prospectus Supplement and the Issuer Free Writing Prospectus

Make Whole

2027 Notes: At any time prior to February 20, 2027 at a discount rate of Treasury rate plus 15 bps

2034 Notes: At any time prior to December 20, 2033 at a discount rate of Treasury rate plus 20 bps

Par Call

2027 Notes: On or after February 20, 2027, 100%

2034 Notes: On or after December 20, 2033, 100%

Tax Redemption

100%

Repurchase upon Change of Control Repurchase Event:

101%

Sinking Fund Provisions:

No sinking fund provisions

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Notes

Time of Delivery:

March 20, 2024

Closing Location for Delivery of Securities:

The offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019

Names and addresses of Representatives:

Designated Representatives:

J.P. Morgan Securities LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

SG Americas Securities, LLC

Address for Notices:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States of America
Facsimile: +1 (212) 834 6081
Attention: Investment Grade Syndicate Desk

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States of America

Email: tmg.americas@us.hsbc.com

Attention: Transaction Management Group

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States of America

Facsimile: + (212) 205 7812

Attention: Debt Capital Markets

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

United States of America

Email: us-glfi-syn-cap@sgcib.com

Attention: High Grade Syndicate Desk

Schedule III

(a)	Issuer Free Writing Prospectus, if any: None

(b)	Additional Documents Incorporated by Reference, if any: None

III-1

Schedule IV

Pricing Disclosure Package:

Basic Prospectus

Preliminary Prospectus

Issuer Free Writing Prospectus dated March 13, 2024 containing the final terms of the Notes

IV-1

Schedule V

FINAL TERM SHEET

Free Writing Prospectus dated March 13, 2024 (to Prospectus dated March 11, 2024 and Preliminary Prospectus Supplement dated March 13, 2024)	Filed pursuant to Rule 433 Registration Statement No. 333-277815

$350,000,000 5.150% Notes due 2027 (the “2027 Notes”)

$650,000,000 5.400% Notes due 2034 (the “2034 Notes”)

Final Term Sheet

March 13, 2024

Issuer:	Smith & Nephew plc (the “Issuer”)

Security Description:	Senior Notes

Trade Date:	March 13, 2024

Settlement Date*:	March 20, 2024 (T+5)

Maturity Date:	2027 Notes: March 20, 2027 2034 Notes: March 20, 2034

Aggregate Principal Amount:	2027 Notes: $350,000,000 2034 Notes: $650,000,000

Price to Public:	2027 Notes: 99.893% of the aggregate principal amount 2034 Notes: 99.695% of the aggregate principal amount

Coupon:	2027 Notes: 5.150% 2034 Notes: 5.400%

Interest Payment Dates:	March 20 and September 20, commencing September 20, 2024

Benchmark Treasury:	2027 Notes: 4.125% due February 15, 2027 2034 Notes: 4.000% due February 15, 2034

Benchmark Treasury Price and Yield:	2027 Notes: 99-09; 4.389% 2034 Notes: 98-15; 4.190%

Spread to Benchmark Treasury:	2027 Notes: 80 basis points 2034 Notes: 125 basis points

Yield to Maturity:	2027 Notes: 5.189% 2034 Notes: 5.440%

Make Whole Call:	2027 Notes: At any time prior to February 20, 2027 at a discount rate of Treasury Rate plus 15 bps 2034 Notes: At any time prior to December 20, 2033 at a discount rate of Treasury Rate plus 20 bps

Par Call:	2027 Notes: On or after February 20, 2027, 100% 2034 Notes: On or after December 20, 2033, 100%

Gross Proceeds to Issuer:	2027 Notes: $349,625,500 2034 Notes: $648,017,500

Underwriting Discount:	2027 Notes: 0.450% of the aggregate principal amount 2034 Notes: 0.450% of the aggregate principal amount

Net Proceeds to Issuer (before expenses):	2027 Notes: $348,050,500 2034 Notes: $645,092,500

Use of Proceeds	The Issuer intends to use approximately $800,000,000 of the net proceeds to repay the amount outstanding under the Issuer’s revolving credit facility (which was drawn down to fund the redemption in 2023 of the Issuer’s 3.26% private placement notes due 2023, 3.89% private placement notes due 2024 and floating rate private placement notes due 2024 and in connection with the Issuer’s recent acquisition of CartiHeal), to redeem at maturity the Issuer’s 3.36% private placement notes due 2024, and otherwise for general corporate purposes. Certain of the underwriters and/or their affiliates are lenders under the Issuer’s revolving credit facility and accordingly will each receive a portion, which may exceed 5%, of the net proceeds of this offering.

CUSIP / ISIN:	2027 Notes: 83192PAC2 / US83192PAC23 2034 Notes: 83192PAD0 / US83192PAD06

Day Count Fraction:	30/360 (following, unadjusted)

Business Days:	New York and London

Tax Redemption:	100%

Change of Control Repurchase Event:	Put at 101%

Governing Law:	New York

Listing:	Application will be made for the Notes to be listed on the New York Stock Exchange.

Denominations/Multiple:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Expected Ratings**:	Baa2 (Moody’s) BBB+ (S&P)

Joint Book-Running Managers:	J.P. Morgan Securities LLC HSBC Securities (USA) Inc. Mizuho Securities USA LLC SG Americas Securities, LLC

Bookrunners:	Bank of China Limited, London Branch BNP Paribas Securities Corp. BofA Securities, Inc. SMBC Nikko Securities America, Inc.

Co-Managers:	R. Seelaus & Co., LLC Siebert Williams Shank & Co., LLC

* Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

**A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including the Prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for this offering. Before you invest, you should read the Preliminary Prospectus Supplement and the Prospectus in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and Preliminary Prospectus Supplement from J.P. Morgan Securities LLC by calling collect +1-212-834-4533, HSBC Securities (USA) Inc. by calling toll-free at +1-866-811-8049, Mizuho Securities USA LLC by calling toll-free at +1-866-271-7403 or SG Americas Securities, LLC by calling toll-free at +1-855-881-2108.

If this term sheet has been distributed by electronic transmission, such as e-mail, then such transmission cannot be guaranteed to be secure or error-free as information could be intercepted, corrupted, lost, destroyed, arrive late or incomplete, or contain viruses. The sender therefore does not accept liability for any errors or omissions in the contents of this term sheet, which may arise as a result of electronic transmission.

This term sheet is not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended, or Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended.

No PRIIPs or UK PRIIPs KID: No PRIIPs or UK PRIIPs key information document (KID)

has been prepared as not available to retail in EEA or UK.

The communication of this term sheet and any other document or materials relating to the issue of the Notes is not being made, and such documents or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this term sheet and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

This term sheet and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This term sheet and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this term sheet and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this term sheet or any other documents and/or materials relating to the issue of the Notes or any of their contents.

SCHEDULE VI

(a)	Issuer Free Writing Prospectus not contained in Pricing Disclosure Package:

Electronic road show titled Investor Presentation, dated March 2024

VI-1